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                                                                    Exhibit 10.1

              DATED              19TH JANUARY               2001
              --------------------------------------------------


                    (1) LIBERTY PROPERTY LIMITED PARTNERSHIP


                (2) KINGS HILL ESTATE MANAGEMENT COMPANY LIMITED


                               (3) GENZYME LIMITED


              --------------------------------------------------

                                   UNDERLEASE

                          OF 50 GIBSON DRIVE KINGS HILL
                         BUSINESS PARK WEST MALLING KENT


              --------------------------------------------------

THIS LEASE IS A NEW TENANCY FOR THE PURPOSES OF THE LANDLORD AND TENANT (COVENANTS) ACT 1995


                                                  HERBERT SMITH
                                                  Exchange House
                                                  Primrose Street
                                                  London EC2A 2HS
                                                  Tel: +44 (0)20 7374-8000
                                                  Fax: +44 (0)20 7374-0888
                                                  Ref: 2304/2144/30809014

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                                TABLE OF CONTENTS

CLAUSE            HEADINGS                                                                                 PAGE
1.       PARTICULARS..........................................................................................1

2.       DEFINITIONS AND INTERPRETATION.......................................................................1

3.       DEMISE AND RENT......................................................................................5

4.       TENANT'S COVENANTS...................................................................................5

4.1      Rent.................................................................................................5
4.2      Outgoings............................................................................................5
4.3      Insurance............................................................................................6
4.4      Estate contribution payment..........................................................................7
4.5      Repairs..............................................................................................7
4.6      Decoration...........................................................................................9
4.7      Alterations and reinstatement........................................................................9
4.8      Entry...............................................................................................10
4.9      Use.................................................................................................11
4.10        Alienation.......................................................................................11
4.11        Registration of dealings.........................................................................15
4.12        Compliance with statutes etc.....................................................................15
4.13        Planning.........................................................................................15
4.14        Encroachments....................................................................................16
4.15        Notifications....................................................................................16
4.16        Fire fighting....................................................................................17
4.17        Advertisements...................................................................................17
4.18        Notice boards....................................................................................17
4.19        Expenses.........................................................................................17
4.20        Indemnity........................................................................................18
4.21        Yield up.........................................................................................18
4.22        Arrears..........................................................................................18
4.23        VAT..............................................................................................19
4.24        Regulations......................................................................................19
4.25        Head Lease.......................................................................................20

5.       LANDLORD'S COVENANTS................................................................................20

5.1      Quiet enjoyment.....................................................................................20
5.2      Insurance...........................................................................................20
5.3      Services............................................................................................21
5.4      Head Lease..........................................................................................21
5.5      Estate Agreement and Management Company.............................................................21

6.       MANAGEMENT COMPANY'S COVENANTS......................................................................21

7.       PROVISOS............................................................................................22

7.1      Proviso for re-entry................................................................................22
7.2      Exclusion of use warranty...........................................................................22
7.3      Service of notice...................................................................................22
7.4      Development of neighbouring premises................................................................22
7.5      Abatement of rent...................................................................................23

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
7.6      Damage from services................................................................................23
7.7      Landlord's liability................................................................................23
7.8      Tenant's effects....................................................................................23
7.9         Landlord and Tenant Act exclusion................................................................23
7.10        Confidentiality..................................................................................23
7.11        Overriding lease.................................................................................24
7.12        Application of Landlord and Tenant (Covenants) Act 1995..........................................24
7.13        Exclusion of third party rights..................................................................24
7.14        Stamp duty certificate...........................................................................24

8.       TENANT RIGHT TO BREAK AT YEAR FIVE..................................................................24

9.       JURISDICTION........................................................................................24


THE SCHEDULE

PART 1 (DEMISED PREMISES)....................................................................................25

PART 2 (RIGHTS GRANTED)......................................................................................25

PART 3 (EXCEPTIONS AND RESERVATIONS).........................................................................25

PART 4 (MATTERS SUBJECT TO WHICH THE LEASE IS GRANTED).......................................................26

PART 5 (PROVISIONS FOR REVIEW OF FIRSTLY RESERVED RENT)......................................................26

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THIS LEASE made the 19th day of January 2001

BETWEEN:

(1)     the Landlord;

(2)     the Management Company; and

(2)     the Tenant

WITNESSES as follows:

1.      PARTICULARS

        Landlord                :   LIBERTY PROPERTY LIMITED PARTNERSHIP a
                                    Pennsylvania Limited partnership whose
                                    address in the United Kingdom is at 200
                                    Gibson Drive Kings Hill West Malling Kent
                                    ME19 4AF

        Tenant                  :   GENZYME LIMITED (Co. Regn. No. 1556886)
                                    whose registered office is at 37 Hollands
                                    Road Haverhill Suffolk CB9 8PU

        Management Company      :   KINGS HILL ESTATE MANAGEMENT COMPANY LIMITED
                                    (Co. Regn. No. 2735600) whose registered office is at 200 Gibson Drive Kings Hill
                                    West Malling Kent ME19 4AF

        Demised Premises        :   50 Gibson Drive and the plot immediately
                                    adjoining it on the Kings Hill Business Park
                                    West Malling Kent

        Contractual Term:       :   10 years from 24th June 2001 (subject to the
                                    provisions of clause 8)

        Rent Commencement Date  :   24 June 2001

        Initial Rent            :   Two hundred and two thousand seven hundred
                                    and eighty one pounds twenty five pence
                                    (exclusive of Value Added Tax) per annum

        Rent Review Date        :   24th June 2006

        Permitted Use           :   any purpose within Class B1 of the Schedule
                                    to the Town and Country Planning (Use
                                    Classes) Order 1987 with ancillary offices and car parking

2.      DEFINITIONS AND INTERPRETATION

2.1 In this Underlease save where the context otherwise requires the following expressions have the following meanings:

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        "APPARATUS" means all lifts lift shafts escalators water treatment plant boilers heating ventilation and air conditioning systems generators and all other plant machinery and equipment belonging to the Landlord in or about the Demised Premises including (without prejudice to the generality of the foregoing) the Conduits therein exclusively serving the Demised Premises

        "BUILDING" means the building constructed on the Demised Premises shown edged red on the Site Plan and includes a building constructed on the Demised Premises as a replacement thereof

        "CDM REGULATIONS" means the Construction (Design and Management) Regulations 1994 or any remaking thereof and any amendment to a regulation therein and any approved code of practice issued in relation thereto

        "CONDUITS" means and includes all wires pipes sewers drains cables ducts and other like media for the conducting of any water gas electricity drainage telephone or other utilities within to and from the Demised Premises or any part thereof

        "CURTILAGE" means the external areas of the Demised Premises not covered by the Building

        "DECORATE" means to paint repaper or otherwise treat as the case may be all surfaces usually or requiring to be so treated having first prepared such surfaces by stripping off and priming as may be necessary and to wash down all washable surfaces and to restore point and make good all brickwork and other facings where necessary and to stain any parts usually so protected all decoration being carried out with good quality materials and in a good and workmanlike manner and where painting is involved three coats being applied to the outside and two coats to the inside

        "DEMISED PREMISES" means the land and building so stated in the Particulars and as more particularly described in Part 1 of the Schedule and shown edged blue on the Site Plan

        "ESTATE AGREEMENT" means an Agreement dated 1st March 1993 made between
        (1) RKL and (2) the Management Company

        "GROUP COMPANY" means a company which is a member of the same group as the party to which the term shall apply within the meaning of Section 42 of the Landlord and Tenant Act 1954

        "HEAD LEASE" means the lease under which the Landlord holds the Demised Premises dated 20th February 1991 made between Kent County Council (1) and Rouse and Associates Block 13 Limited (2) and "SUPERIOR LANDLORD" means the person for the time being entitled to the reversion immediately expectant on the term granted by the Head Lease and every other person having an interest in reversion to that term and "THE SUPERIOR LANDLORD" shall mean the person entitled for the time being to the reversion thereof

        "INSURED RISKS" means loss or damage by or in consequence of fire storm tempest lightning explosion flood earthquake subsidence aircraft and (in time of peace) aerial devices and things dropped therefrom impact riot acts of malicious damage or persons civil commotion bursting and overflowing of water tanks apparatus and pipes and such other risks as the Landlord shall insure against from time to time

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        "LANDLORD'S SPECIFICATION" means the outline form of specification (ref.
        no.GB/OSL dated 21st February 1991) attached hereto so entitled

        "LANDLORD'S SURVEYOR" means any person being a chartered surveyor appointed by or acting for the Landlord excluding an employee of the Landlord or a Group Company to perform the function of a surveyor for any purposes of this Underlease

        "PARK" means the commercial area of Kings Hill Business Park West Malling which is for the purpose of identification only shown hatched and cross-hatched black on the Park Plan

        "PARK PLAN" means the annexed plan so entitled

        "PARKING AREAS" means the areas within the Demised Premises set aside by the Tenant for the parking of vehicles in connection with the use of the Building

        "PARTICULARS" means the particulars in clause 1

        "PERMITTED PART" means the whole of a complete floor of the Building (adjusted so as to create on the ground floor a lobby, entrance and corridor and all requisite common areas)

        "PLANNING ACTS" means the Town and Country Planning Act 1990

        "PLANNING PERMISSION" means the planning permission granted to the landlord authorising development of the Park under reference number TM/89/1655

        "RENT DAYS" means 25th March 24th June 29th September and 25th December in each year and "RENT DAY" shall mean any of such days as the context requires

        "RKL" means Rouse Kent Limited or whoever shall for the time being be entitled to enforce the covenants on the part of the Management Company in the Estate Agreement

        "SERVICE RENT" means the sums payable under clause 4.4

        "SITE PLAN" means the annexed plan so entitled

        "STIPULATED RATE" means the rate per annum of three per centum above Barclays Bank Plc base rate from time to time (or where such rate is not quoted such base rate as would in the reasonable opinion of the Landlord be the nearest equivalent thereto if such base rate were quoted)

        "STRUCTURE" means the foundations external walls supporting columns and beams roofs and other structural parts of the Building and other structures from time to time on the Demised Premises

2.2 "Landlord" includes the persons for the time being entitled to the reversion immediately expectant on the determination of the Term

2.3 "Tenant" includes the Tenant's successor or successor in title of the Term

2.4 Where the Tenant or any guarantor includes two or more persons obligations expressed or implied to be made by or with the Tenant or any guarantor (as the case may be) shall be deemed to be made by or with such persons jointly and severally

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2.5     Any covenant by the Tenant not to do or omit to do any act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done or omitted to be done as the case may be

2.6     "TERM" means the term hereby granted

2.7 References to any right of the Landlord to have access to the Demised Premises shall be construed as extending to any Superior Landlord and any mortgagee of the Demised Premises and to all persons authorised by the Landlord and any Superior Landlord or mortgagee in all cases (except in cases of emergency) at reasonable times upon prior notice

2.8 Any provisions in this Underlease referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of any mortgagee of the Demised Premises and any Superior Landlord where such consent shall be required under the Head Lease or the charge or mortgage in question but nothing in this Underlease shall be construed as implying that any obligation is imposed upon any mortgagee or any Superior Landlord not unreasonably to refuse any such consent or approval PROVIDED THAT the Landlord will use its reasonable endeavours to obtain any such consents or approvals

2.9 Any reference to parting with possession shall be deemed to include sharing possession and any occupation by a licensee

2.10 Any reference to a statute shall include any statutory extension or modification or re-enactment of such statute and any order instrument plan regulation permission or direction made or issued thereunder or deriving validity therefrom

2.11 Words importing the singular meaning shall include the plural meaning and vice versa and words importing the masculine feminine and neuter genders shall include the other or others of such genders

2.12 The clause and paragraph headings and the index are for convenience only and shall not affect the construction of this document

2.13 References in this Underlease to any clause or schedule without further designation shall be construed as a reference to the clause or schedule to this Underlease so numbered

2.14 Subject to the foregoing the expressions used in the Particulars shall have the same meanings when used hereafter in this Underlease

2.15 Any rent (whether or not defined in the Particulars in clause 1 or in clause 3.2) and other amounts which may be or become payable to the Landlord under this Underlease are exclusive of Value Added Tax which may be or become chargeable on the relevant supply by the Landlord PROVIDED THAT any request for VAT shall be accompanied by a VAT invoice addressed to the Tenant where this lawful

2.16 The rights excepted and reserved in Part 3 of the Schedule are also excepted and reserved for the benefit of the Superior Landlord

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3.      DEMISE AND RENT

3.1 In consideration of the rents and of the covenants and conditions herein reserved and contained the Landlord demises to the Tenant ALL THOSE the Demised Premises TOGETHER WITH the rights and EXCEPT AND RESERVED and SUBJECT as provided respectively in Parts 2 3 and 4 of the Schedule TO HOLD the same unto the Tenant for the Term YIELDING and PAYING therefor to the Landlord the rents hereby reserved

3.2     The rents reserved by this Underlease are as follows:

        3.2.1 FIRST yearly and proportionately for any period less than a year and throughout the Term the rent reserved and made payable in
                Part 5 of the Schedule such rent to be paid by equal quarterly payments in advance on the four Rent Days in every year the first payment in respect of the period from and including the Rent Commencement Date to and including 28th September 2001 being due on the Rent Commencement Date

        3.2.2 SECONDLY all such monies as shall become payable in accordance with clause 4.3 in respect of insurance

        3.2.3 THIRDLY all such monies as shall become payable in accordance with clause 4.4

        3.2.4 FOURTHLY all such monies as shall become payable in accordance with clause 4.23

4.      TENANT'S COVENANTS

        The Tenant HEREBY COVENANTS with the Landlord and separately with the Management Company as follows:

4.1     RENT

        4.1.1 To pay the rents reserved by this Underlease at the times and in the manner herein provided and not to exercise or seek to exercise any right or claim to withhold rent or any right or claim or legal or equitable set-off PROVIDED ALWAYS THAT the rent hereby firstly reserved shall so long as the Landlord shall not in writing require to the contrary be paid by bankers standing order in such form as shall from time to time be furnished by the Landlord and such form shall be duly and promptly completed by the Tenant and delivered by it to the Landlord

        4.1.2 To pay in addition to the rents and other amounts which may be or become payable by the Tenant to the Landlord under this Underlease all Value Added Tax which may be or become chargeable on the relevant supply by the Landlord to the Tenant

4.2     OUTGOINGS

        4.2.1 To pay and discharge and indemnify the Landlord against all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever whether parliamentary parochial local or of any other description and whether or not of a capital or non-recurring nature which are now or may

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                at any time hereafter during the Term be charged levied assessed or imposed upon or payable in respect of the Demised Premises or any part thereof or upon any occupier or other person interested in respect thereof including a due proportion properly attributable to the Demised Premises of such outgoings as aforesaid as may be charged levied assessed imposed or payable on or in respect of any premises (including but without limitation thereto the Park) of which the Demised Premises form part (such proportion to be determined by the Landlord's
                Surveyor acting reasonably whose decision shall be conclusive save in case of manifest error) except only (but without prejudice to clause 4.1.2) taxation assessed upon the Landlord in respect of its revenue derived from its reversionary interest in the Demised Premises or any dealing by it therewith and if the Landlord shall suffer any loss of rating relief which may be applicable to empty premises after the end of the Term by reason of such relief being allowed to the Tenant in respect of any period before the end of the term to make good such loss to the Landlord (provided that this shall not apply if the Tenant exercises its right to break contained in clause 8)

        4.2.2 To be solely responsible for and promptly to pay all costs and charges for water gas electricity telephone and any other services used or consumed in or upon the Demised Premises including all meter rents and standing charges but so that the Landlord shall not be responsible for any interruption or failure in the supply of any such services unless caused by the negligence of the Landlord its employees or servants

4.3     INSURANCE

        4.3.1   To pay to the Landlord by way of rent on written demand:

                (A) all premiums which the Landlord shall from time to time pay for insuring the Demised Premises against loss or damage by any of the Insured Risks in accordance with the Landlord's covenant in that behalf hereinafter contained; and

                (B) all premiums paid by the Landlord from time to time for insuring the loss for a minimum of three and a maximum of five years of the rents hereby reserved (including proper allowances for increases in rent pursuant to the provisions for rent review herein contained); and

                (C) all premiums paid by the Landlord from time to time for insuring itself against all third party liabilities including public and property owners' liabilities arising or which may arise by virtue of its ownership of the Demised Premises; and

                (D) an amount equal to proper insurance revaluation fees and all reasonable fees and expenses payable to advisers in connection with effecting and maintaining the said insurances and claims arising thereunder

        4.3.2 To notify the Landlord forthwith upon becoming aware of the same of the happening or occurrence of any event or anything likely to give rise to a claim under any insurance effected under the terms of this Underlease

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        4.3.3   Not knowingly to do or omit anything whereby any such policy of insurance may become void or voidable in whole or part nor anything whereby abnormal or loaded insurance premiums may become payable

        4.3.4 In the event of the Demised Premises or any part thereof or any item of an insurable nature therein belonging to the Landlord being destroyed or damaged and the moneys under any insurance effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or any sub-tenant or their respective servants or agents then and in every such case the Tenant will forthwith on demand pay to the Landlord the whole or (as the case may require) a fair proportion of the cost (including professional and other fees) of completely rebuilding reinstating or replacing the same together with interest thereon at the Stipulated Rate calculated from the date of expenditure of such cost by the Landlord until payment by the Tenant as well after as before judgment

        4.3.5 To comply at all times with the proper requirements of the insurers so far as they relate to the Demised Premises

        4.3.6 Not to effect any insurance in respect of the Demised Premises other than in respect of

                (A)  tenant's fixtures and fittings and contents and

                (B) public and property owner's liabilities arising or which may arise by virtue of the use and occupation by the Tenant of the Demised Premises

        4.3.7 To effect and maintain insurance in respect of the matters specified in clauses 4.3.6(A) and 4.3.6(B)

4.4     ESTATE CONTRIBUTION PAYMENT

        To pay in accordance with its terms such amounts and on such dates as it is provided in the Estate Agreement shall be attributable to the Demised Premises

4.5     REPAIRS

        4.5.1 Save as identified in Part 6 of the Schedule well and substantially to repair cleanse maintain amend and keep in good and substantial repair and condition the Building and the Curtilage (damage covered by insurance effected by the Landlord excepted unless payment of the insurance money is wholly or partially withheld wholly or partially by reason of any act or default of the Tenant or any sub-tenant or their respective servants or agents or any other person under the control of the Tenant or any sub-tenant)

        4.5.2 To keep clean the internal and external surfaces of all windows and window frames of the Building and not to cover any windows except by means of blinds or other arrangements approved by the Landlord such approval not to be unreasonably withheld

        4.5.3 To keep in good and safe repair all Conduits and meters exclusively serving the Demised Premises and to indemnify the Landlord against all liability

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                howsoever arising from any failure to repair or the misuse or overloading of the same

        4.5.4 To maintain in good and serviceable repair and condition the Landlord's fixtures and fittings and all Apparatus in or upon or exclusively serving the Demised Premises and to replace such of them as may become worn out lost unfit for use or destroyed by substituting others of a like or more modern nature and of good quality

        4.5.5 Forthwith upon becoming aware of the same to give notice in writing to the Landlord of any defect in the state of the Demised Premises or of the Landlord's fixtures and fittings therein or thereupon or of the Apparatus which would or might give rise to an obligation upon the Landlord under these presents to do or refrain from doing any act or thing in order to comply with any duty of care imposed upon the Landlord by reason of these presents and to indemnify the Landlord against or in respect of any losses claims actions costs or demands arising out of any failure of the Tenant to comply with its obligations under this clause and at all times permit the Landlord to display such notices and signs as the Landlord having regard to such duty of care reasonably requires to display at the Demised Premises

        4.5.6 To remedy any breach of covenant and to repair and make good all defects decays and wants of repair in respect of the Demised Premises of which notice in writing shall be given by the Landlord to the Tenant and for which the Tenant is liable hereunder within one calendar month after the giving of such notice provided that in the case of default by the Tenant it shall be lawful for (but not obligatory upon) the Landlord (but without prejudice to the right of re-entry hereinafter contained or other right of the Landlord with regard thereto) to enter upon the Demised Premises and remedy the breach and/or make good such defects decays or wants of repair and the cost thereof and all proper expenses together with interest thereon at the Stipulated Rate from the date of expenditure by the Landlord until payment by the Tenant as well after as before judgment shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action

        4.5.7 To keep the Demised Premises clean and in a neat and tidy condition and in particular to comply (but not so that compliance would require the Tenant to carry out any works or incur costs) with (where appropriate) the provisions of the
                Section 52 Agreement referred to in Part 4 of the Schedule insofar as they relate to the Demised Premises and to store and dispose of all rubbish and waste in a manner approved by the Landlord PROVIDED THAT if the Tenant shall fail to comply with all or any of its obligations under the foregoing provisions of this clause the Landlord shall be entitled (but without being obliged so to do) to remove and dispose or arrange for the removal and disposal of any rubbish waste goods or materials deposited or stored in breach of this covenant and the cost incurred by the Landlord shall be paid by the Tenant on demand together with interest thereon at the Stipulated Rate as well after as before judgment and be forthwith recoverable by action

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4.6     DECORATION

        4.6.1 In the third and sixth year of the Term and also in the last three months thereof howsoever determined to Decorate those parts of the exterior of the Demised Premises as are normally required to be decorated in a tint or colour to be approved by the Landlord's Surveyor (such approval not to be unreasonably withheld)

        4.6.2 In the fifth year of the Term and also in the last three months thereof howsoever determined and in the last three months in a tint or colour to be approved by the Landlord's Surveyor (such approval not to be unreasonably withheld) to Decorate the interior of the Demised Premises

4.7     ALTERATIONS AND REINSTATEMENT

        4.7.1   Not to carry out:

                (A)  any development of or on the Demised Premises;

                (B) any works to or affecting any load bearing structure of the Building;

                (C) any work affecting the external appearance of the Demised Premises and/or the Curtilage or to annexe them to any adjoining premises;

                (D) any improvement which might add to the letting value of the Demised Premises at the expiry of the Term

        4.7.2 Without prejudice to clause 4.7.1 not to make any other alteration or addition to the Demised Premises (including all electrical and other plant and equipment) except:

                (A) in accordance with plans and specifications previously submitted at the Tenant's expense in triplicate to and approved by the Landlord (such approval not to be unreasonably withheld or delayed);

                (B) in accordance with any relevant terms conditions and regulations of the Institution of Electrical Engineers the gas and water supply and fire control authorities and the insurance company with whom the Demised Premises are for the time being insured;

                (C)  in a good and workmanlike manner

                PROVIDED ALWAYS THAT:

                (A) no such alterations or additions shall be carried out until the Landlord and the Superior Landlord (if appropriate) has issued its consent in writing to which the Tenant shall if required join as a party in order to give such covenants as the Landlord and/or the Superior Landlord reasonably requires (such consent not to be unreasonably withheld or delayed)

                (B) the installation and removal of demountable partitioning which does not involve cutting into the structure or other load bearing parts of the Demised Premises shall not require the Landlord's consent so long as

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                     the Tenant produces at its own expense to the Landlord or
                     to any managing agents engaged by it plans and specifications illustrating the manner in which the work will be carried out not less than twenty-one days before the work is commenced and notifies the Landlord or the agents within fourteen days after its completion

        4.7.3 At the expiry of the Term if and to the extent required by the Landlord to remove:

                (A) all alterations and additions made to or installed on the Demised Premises by the Tenant and anything which may have been installed under clause 4.7

                (B) all the Tenant's Works as defined by the Agreement dated 21st February 1991 for the grant of the Underlease dated 31st January 1992 pursuant to which the Tenant occupied the Demised Premises prior to the grant of this Underlease and to restore and make good the Demised Premises in a proper and workmanlike manner to the condition and design which existed before the alterations additions or installations were made with all services properly sealed off and to the Landlord's reasonable satisfaction

        4.7.4

                     (1) To comply with the obligations imposed on the Tenant by the CDM Regulations and to procure compliance by any designer or contractor employed by the Tenant in connection with any alteration or addition to the Demised Premises with their obligations under the CDM Regulations

                     (2) Without prejudice to the generality of clause 4.7.4(1) to procure that information relating to any alterations or additions to the Demised Premises is incorporated into the health and safety plan and health and safety file maintained for the Demised Premises in accordance with the CDM Regulations

4.8     ENTRY

        To permit the Landlord and its duly authorised agents with or without workmen and appliances at all reasonable times (after giving at least 72 hours' notice to the Tenant except in emergency) to enter the Demised
        Premises:

        4.8.1 to examine the state of repair and condition thereof and of any Conduits therein thereon or thereunder

        4.8.2 to check and take inventories of the Landlord's fixtures and fittings and the Apparatus

        4.8.3 to repair and maintain or execute any work upon the Demised Premises or any part thereof or any Landlord's fixtures and fittings or the Apparatus therein

        4.8.4 for the provision of any of the services or for the exercise of any exception and reservation out of this Underlease

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        PROVIDED THAT the persons so entering shall cause as little damage and disturbance as practicable and make good any damage caused to the Demised Premises to the Tenant's reasonable satisfaction

4.9     USE

        4.9.1 Not to use the Demised Premises otherwise than for the Permitted Use and in accordance with the requirements and conditions of any planning permission authorising such use from time to time

        4.9.2 Not to do on the Demised Premises anything which may be illegal or immoral or a nuisance or annoyance or cause danger or injury or damage to the Landlord or any other person and to pay all costs charges and expenses incurred by the Landlord in abating a nuisance and in executing such works as may be required to abate a nuisance in obedience to any notice served upon the Landlord in respect of or incidental to the Demised Premises or the use thereof

        4.9.3 Not to use the Demised Premises for any noxious noisy or offensive trade or business and not to hold any sale by auction on the Demised Premises and not to allow on the Demised Premises anything which is or may become dangerous offensive combustible inflammable radioactive or explosive

        4.9.4 Not to use on the Demised Premises any machinery or sound reproduction or amplifying equipment which shall be noisy or be a nuisance or annoyance to the Landlord or any other person

        4.9.5 Not to do anything which interferes with or imposes any excessive load or strain on the structure or the Apparatus or the workings thereof

        4.9.6 Not to permit any vehicles upon the Curtilage other than vehicles belonging to persons lawfully resorting to the Demised Premises parked only in the Parking Areas and to take all reasonable steps to prevent persons resorting to the Demised Premises from parking vehicles upon or otherwise obstructing the roadways and footpaths within the Park

        4.9.7 Not to suffer or permit any person to reside or sleep on the Demised Premises

        4.9.8 Not to discharge anything into the Conduits which will be corrosive or harmful or which may cause any obstruction or deposit therein

        4.9.9 (Subject to clause 4.9.6) not to place or store anything upon the Curtilage save in structures designed for storage approved by the Landlord

4.10    ALIENATION

        4.10.1  Not to assign or charge part only of the Demised Premises

        4.10.2 Not to assign the whole of the Demised Premises without the prior written consent of the Landlord (which shall not be unreasonably withheld but which may be granted subject to any one or more of the conditions referred to in clause 4.10.3 and which may be withheld if either of the circumstances referred to in clause 4.10.4 exist)

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        4.10.3  The conditions referred to in clause 4.10.2 (which are specified for the purposes of Section (19)(1A) of the Landlord and Tenant Act 1927 and which operate without prejudice to the Landlord's right to withhold consent on any reasonable grounds) are:

                (A) that the Tenant shall have entered into an authorised guarantee agreement (as defined in Section 16 of the Landlord and Tenant (Covenants) Act 1995) with the Landlord in a form which the Landlord reasonably requires

                (B) that any guarantor of the Tenant's obligations under this Underlease shall have guaranteed to the Landlord that the Tenant will comply with the terms and conditions of the authorised guarantee agreement referred to in clause 4.10.3(A) on terms and in a form which the Landlord reasonably requires

                (C) that (subject as provided in 4.10.3(D)) if so reasonably required by the Landlord the proposed assignee shall have procured covenants with the Landlord by a guarantor or guarantors (not being the Tenant) acceptable to the Landlord (acting reasonably); and/or a deposit with the Landlord of six months' of the then current rent firstly reserved by this Underlease together with any VAT thereon as fourthly reserved by this Underlease (and including provisions for increase of the sum following any future review of the rent first reserved by this Underlease) on such terms as the Landlord may reasonably require as additional security for the discharge of the Tenant's obligations under this Underlease

                INTRA GROUP DEALINGS

                (D) that, if the proposed assignee is a Group Company, the Tenant shall have procured either:

                     (1) if the Tenant's obligations under this lease are guaranteed by another Group Company that such Group Company covenants with the Landlord in such form as the Landlord shall reasonably require; or

                     (2) if there is no guarantor of the Tenant's obligations under this lease and if the proposed assignee is not at the date of the application for consent to the proposed assignment in the reasonable opinion of the Landlord of financial standing equivalent to or greater than the Tenant at the date of this lease that the proposed assignee procures covenants by a Group Company which is not the Tenant or the proposed assignee and which is in the reasonable opinion of the Landlord of financial standing equivalent to or greater than the Tenant in such form as the Landlord shall reasonably require; and

                     (3) in either case the proposed assignee procures a deposit with the Landlord of the amount described in clause 4.10.3(C);

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                (E)  that the previous conditions are satisfied on or before the date of the assignment

        4.10.4 The circumstances referred to in clause 4.10.2 (which are specified for the purposes of Section 19(1A) of the Landlord and Tenant Act 1927) are:

                (A) where any sums due from the Tenant to the Landlord under this Underlease remain unpaid at the date of the application for consent to the proposed assignment and/or the date of the Landlord's consent

                (B) where in the Landlord's reasonable opinion there is at the date of the application for consent to the proposed assignment and/or the date of the Landlord's consent a material outstanding breach of any Tenant's covenant under this Underlease

        4.10.5 Save in accordance with the succeeding provisions of this clause not to underlet or part with the possession or share the occupation of the whole or any part of the Demised Premises PROVIDED ALWAYS THAT nothing contained in this clause shall prevent the Tenant from sharing occupation of the Demised Premises or any part thereof with any Group Company on terms which do not create the relationship of landlord and tenant and under which such company will vacate the premises forthwith upon its ceasing to be a Group Company

        4.10.6 Not under any circumstances to create or permit the creation of any interest derived out of this Underlease whether mediate or immediate and howsoever remote or inferior except at full market rack rent and without a fine premium or other capital sum being taken (and so that no such fine or premium or other capital sum shall be taken save in payment of Tenant's fixtures and fittings) and not to create or permit the creation of any derivative interest except on terms which prohibit the commutation of rent nor (unless such underletting shall include provisions approved by the Landlord for rent reviews at the times and in accordance with the terms of this Underlease) for a term which shall extend beyond a date on which the rent payable hereunder is to be reviewed as herein provided

        4.10.7 Subject as aforesaid the Tenant may with the written consent of the Landlord which shall not be unreasonably withheld underlet the whole of the Demised Premises or create so as to be subsisting at any one time not more than two underlettings of the Building and which shall be underlettings of a Permitted Part and which shall provide for underletting the Parking Areas but in the case of any permitted underletting of the Demised Premises be it of the whole of the Demised Premises or the whole of a Permitted Part (whether mediate or immediate) the Tenant shall procure that:

                (A) on or before the grant of the relevant underlease the underlessee shall covenant with the Landlord to observe and perform the Tenant's covenants and conditions in this Underlease insofar as they are applicable to the premises to be underlet (except the covenant to pay rent) and those of the underlessee in the relevant underlease

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                (B)  on or before the grant of the relevant underlease to any private limited company a guarantor or guarantors if reasonably required by the Landlord shall covenant (if more than one jointly and severally) with the Landlord to guarantee the observance and performance by the underlessee of its covenants to be contained in such underlease

                (C)  any permitted immediate or mediate underlease contains:

                     (1) covenants by the underlessee with the underlessor prohibiting the underlessee from doing or allowing any act or thing on or in relation to the sub-demised premises inconsistent with or in breach of the Tenant's obligations in this Underlease

                     (2) a condition for re-entry by the underlessor on breach of any covenant by the underlessee

                     (3) an absolute bar on the underletting of the whole or any part of the sub-demised premises and an absolute bar on the assignment of part of the sub-demised premises

                     (4) subject to sub-paragraph (3) the same restrictions on assignment and underletting or parting with possession and sharing of occupation and the same provisions for direct covenants to be given to the Landlord and registration as in this Underlease

                (D) if the underlease is granted prior to the date upon which the Term may be determined pursuant to clause 8, the term of years granted by the permitted underlease must not extend beyond the date upon which the Term may be determined pursuant to clause 8 unless (a) the permitted underlease contains a break clause exercisable by the Tenant on the same date upon which the Term of this underlease may be determined pursuant to clause 7 hereof and (b) if the Tenant exercises his right to determine this underlease pursuant to clause 8 it will immediately determine any permitted underlease

                (E) on or before the grant of the relevant underlease an agreement shall subsist authorised by a Court of competent jurisdiction under section 38(4) of the Landlord and Tenant Act 1954 (as amended) excluding in relation to the tenancy thereof the provisions of Sections 24 to 28 of that Act

                (F) the term of years granted by any permitted underlease does not in any event extend beyond the Term expiry date of this underlease

        4.10.8 To enforce performance and observance by every such underlessee of the covenants and conditions in its underlease and not to release or waive any such covenants or conditions

        4.10.9 Not to assign underlet or otherwise deal in any way pursuant to the terms of this clause with the Demised Premises otherwise than on terms that the Estate Agreement shall (to the extent that the same affects the Demised Premises) affect and be incorporated in such dealing and that such dealing shall be

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                subject to and bound by the provisions of the Estate Agreement and to procure by covenant from the assignee sub-tenant or other party a covenant to such effect in the instrument by which such dealing is made

4.11    REGISTRATION OF DEALINGS

        Within ten working days after any assignment charge or underletting or any transmission or other devolution relating to the Demised Premises or any part thereof to give notice thereof to the Landlord's solicitor and to furnish him with a certified copy of any document relating thereto and to pay to the Landlord's solicitor a reasonable fee (not being less than twenty pounds)

4.12    COMPLIANCE WITH STATUTES ETC

        To comply in all respects with and in a proper and workmanlike manner to execute all works required under the provisions of all statutes for the time being in force and the directions of any competent authority relating to the Demised Premises or any part thereof or the use thereof or anything contained therein or the employment therein of any person or persons and not to do or omit or suffer to be done or omitted on or about the Demised Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon it or become liable to pay any levy penalty damages compensation costs charges or expenses and so far as the law allows to indemnify the Landlord against all liability in respect thereof

4.13    PLANNING

        4.13.1 Not to apply for planning permission in respect of the Demised Premises or any part thereof without the Landlord's prior written consent (which shall not be unreasonably withheld in respect of any addition or alteration in respect of which the Landlord's consent is not to be unreasonably withheld under the terms of this Underlease) and if the Landlord attaches conditions to any such consent not to apply for planning permission except in accordance with those conditions

        4.13.2 To comply with the provisions and requirements of the Planning Acts and of any planning permissions (and the conditions thereof) relating to or affecting:

                (A)  the Demised Premises or

                (B) any operations works acts or things carried out executed done or omitted on the Demised Premises or

                (C)  the use of the Demised Premises

        4.13.3 Subject to clause 4.13.1 as often as occasion requires during the Term at the Tenant's expense to obtain and if appropriate renew all planning permissions and serve all notices required under the Planning Acts for the carrying out by the Tenant of any operations or the institution or continuance by the Tenant of any use of the Demised Premises or any part thereof

        4.13.4 To pay and satisfy any charge imposed under the Planning Acts in respect of the carrying out or maintenance by the Tenant of any such operation or the institution or continuance by the Tenant of any such use as aforesaid

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        4.13.5  Notwithstanding any consent which may be granted by the Landlord under this Underlease not to carry out or make any alteration or addition to the Demised Premises or any change of use of the Demised Premises (being an alteration or addition or change of use prohibited by or for which the Landlord's consent is required under this Underlease and for which a planning permission is needed) before a planning permission for such alteration addition or change of use has been produced to and acknowledged by the Landlord as satisfactory (such acknowledgement not to be unreasonably withheld or delayed) PROVIDED THAT the Landlord may refuse to express such satisfaction if the period of such permission or anything contained in or omitted from it will in the reasonable opinion of the Landlord's Surveyor be likely to prejudice the Landlord's interest in the Demised Premises and/or the Park either during the Term or on or after the expiration or earlier determination of the Term

        4.13.6 When called upon so to do to produce to the Landlord and the Landlord's Surveyor all plans documents and other evidence reasonably required by the Landlord to satisfy itself that the covenants in this clause 4.13 have been complied with

        4.13.7 Where any planning permission is granted subject to conditions involving the carrying out of works upon or change of use of the Demised Premises the Landlord may as a condition of its consent to the carrying out of such works or change of use and acting reasonably require the Tenant to provide security for the due compliance with those conditions and no works shall be commenced and no change of use shall be implemented until such security has been provided to the Landlord's reasonable satisfaction

        4.13.8 As soon as practicable to notify the Landlord of any order direction proposal or notice under the Planning Acts served on or received by the Tenant or coming to the Tenant's notice which relates to the Demised Premises and to produce to the Landlord if required any such order direction proposal or notice in the Tenant's possession and not to take any action in respect of such order direction proposal or notice without the Landlord's approval which shall not be unreasonably withheld or delayed

4.14    ENCROACHMENTS

        Not to obstruct any window light or way belonging to the Demised Premises or to any neighbouring premises nor acknowledge that any easement or other right is enjoyed by consent of any other person nor permit any new easement right or encroachment to be made into against or on the Demised Premises and to give immediate notice to the Landlord if any easement right or encroachment affecting the Demised Premises shall be made or attempted and at the Landlord's request and cost to adopt such means as may be reasonably required to prevent or licence the same

4.15    NOTIFICATIONS

        Forthwith on receipt of any permission notice order or proposal relating to the Demised Premises or the use or condition thereof given or issued by any governmental local or other public or competent authority to give full particulars thereof to the Landlord and if so required by the Landlord to produce the same to the

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

        Landlord and to take all necessary steps to comply therewith and also when requested by the Landlord to make or join with the Landlord in making such objections and representations against or in respect of the same as the Landlord shall deem expedient

4.16    FIRE FIGHTING

        To keep the Demised Premises supplied and equipped with all fire fighting and extinguishing appliances from time to time required by law or required by insurers of the Demised Premises or reasonably required by the Landlord such appliances being kept open to inspection and properly maintained and not to obstruct the access to or means of working such appliances or the means of escape from the Demised Premises in case of fire

4.17    ADVERTISEMENTS

        Subject in all respects to the provisions of the Estate Agreement and any regulations therein contained not without the written consent of the Landlord to affix or exhibit any advertisement sign placard notice flagpole aerial transmitter receiver or other like object either outside the Demised Premises or inside the Demised Premises so as to be seen from the outside save that the corporate logo of the Tenant may be displayed on the Landlord's Park signage at the entrance to the Building and within the Building in such position and of such size and design as is approved by the Landlord and if the Landlord reasonably so requires to remove at the end or earlier determination of the Term any item exhibited or installed pursuant to this clause making good all damage caused thereby

4.18    NOTICE BOARDS

        To permit the Landlord or its agents to affix upon any suitable part of the Demised Premises (but not so as to interfere with the Tenant's business) a notice board or bill relating to any letting or reletting of the same or any part thereof or to any sale or other dealing with any interest in reversion to this Underlease and the Tenant will not remove or obscure the same and will at all reasonable times and on reasonable prior notice permit those authorised in writing by the Landlord in connection with any such letting reletting sale or other dealing to enter and view the Demised Premises at reasonable times without interruption

4.19    EXPENSES

        To pay to the Landlord on demand all proper costs charges and expenses (including legal costs bailiff's fees and surveyor's fees) reasonably incurred and payable by the Landlord in connection with or in contemplation of:

        4.19.1  the recovery of arrears of rent under this Underlease

        4.19.2 any proceedings relating to the Demised Premises whether under Sections 146 and/or 147 of the Law of Property Act 1925 or otherwise including the preparation and service upon the Tenant of any notice (whether statutory or otherwise) and the preparation of any schedule to accompany any such notice notwithstanding forfeiture is avoided otherwise than by relief granted by the Court

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        4.19.3  (without prejudice to the generality of the foregoing) the preparation and service of any notice or schedule relating to the repair of the Building and/or the Demised Premises whether served on the Tenant during or within six months after the expiration of the Term; and

        4.19.4 any application by the Tenant to the Landlord for any consent or approval pursuant to the covenants herein contained whether or not the same be granted or acted upon

4.20    INDEMNITY

        To keep the Landlord indemnified from and against all loss damage actions proceedings claims demands costs and expenses of whatsoever nature and whether in respect of any injury to or the death of any person or damage to any property movable or immovable or otherwise howsoever arising directly or indirectly from the repair or the state of repair or condition of the Demised Premises or from any breach of covenant on the part of the Tenant herein contained or from the use of the Demised Premises or out of any works carried out at any time during the Term to the Demised Premises or out of anything now or during the Term attached to or projecting from the Demised Premises or as a result of any act neglect or default by the Tenant or by any sub-tenants or by their respective servants or agents or by any persons in or upon the Demised Premises or the Park with the actual or implied authority of any of them

4.21    YIELD UP

        At the expiration or sooner determination of the Contractual Term quietly to yield up the Demised Premises to the Landlord in such state and condition as shall in all respects be consistent with a full and due performance by the Tenant of the covenants on its part herein contained (tenant's fixtures and fittings only excepted subject to the Tenant making good all damage to the Demised Premises occasioned by their removal) and upon such yielding up the Tenant shall if so required by the Landlord in writing:

        4.21.1 forthwith remove all signs nameplates and any other items indicating the connection or former connection of the Tenant with the Demised Premises; and

        4.21.2 take out and remove from the Demised Premises all works not in accordance with the Landlord's Specification and shall install or reinstate (as the case may be) such works (or the equivalent thereof) as are necessary to ensure that the Demised Premises conform to the Landlord's Specification all such works of installation to be carried out within 3 months of such expiration or sooner determination in a good and workmanlike manner to the reasonable satisfaction of the Landlord and for the avoidance of doubt it is agreed that the obligation contained in this clause 4.21 shall survive any such expiration or sooner determination of the Term or of this Underlease

4.22    ARREARS

        4.22.1 If and whenever the Tenant shall fail to pay the rents first reserved by clause 3.2 with seven days of the due date or any other monies (other than the rent thirdly reserved by clause 3.2) due under this Underlease within 14 days of the due date (whether formally demanded or not) then (without prejudice to any

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                other right or remedy of the Landlord including the right of re-entry hereinafter contained) the Tenant shall pay to the Landlord (whether formally demanded or not) interest at the Stipulated Rate on such rent or other monies as the case may be from the date when it was due to the date on which it is actually paid and any such interest (without prejudice to any other right or remedy of the Landlord) shall be recoverable by distress as for rent in arrear

        4.22.2 If and whenever the Tenant shall fail to pay the rent thirdly reserved by clause 3.2 in accordance with the terms of the Estate Agreement then (without prejudice to any other right or remedy of the Landlord including the right of re-entry hereinafter contained):

                (A) if the Landlord shall pay the sums due pursuant to the Estate Agreement the Tenant shall pay on demand to the Landlord interest thereon at the Stipulated Rate from the due date for payment thereof until the same is received by the Landlord or

                (B) if the Landlord shall not pay the sums due pursuant to the Estate Agreement the Tenant shall on demand by the Landlord pay to and indemnify the Landlord against any additional sums which may be payable by the Landlord under the Estate Agreement by reason of the non-payment of the same on the due date for payment thereof and any monies payable under this clause 4.22.2 shall (without prejudice to any other right or remedy of the Landlord) be recoverable by distress as for rent in arrear PROVIDED ALWAYS THAT the Landlord shall endeavour to give to the Tenant as much advance notice as is reasonably practicable of the amount of the sums due pursuant to the Estate Agreement payable by the Tenant after the Landlord has been notified thereof

4.23    VAT

        To pay in addition to the rents and other sums due under this Underlease all proper Value Added Tax (or any tax of a similar nature which may be substituted for or levied in addition to it) which is now or may become lawfully payable on the supply by the Landlord to the Tenant under this Underlease of the interest created by it and of any other supplies whether of goods or services on the basis that the rents and other sums are the value of the said supplies and that they with the addition of Value Added Tax are the consideration for the purposes of Section 19(2) Value Added Tax 1994 PROVIDED ALWAYS THAT the Landlord shall first deliver a VAT invoice (if legally possible)

4.24    REGULATIONS

        4.24.1 To comply with all reasonable regulations and directions as the Landlord may from time to time make or give or be or become subjected to for the orderly convenient and proper management of the Park or any part or parts thereof

        4.24.2 To enter into any agreements made pursuant to section 106 of the Local Government (Miscellaneous Provisions) Act 1990 and/or any section having a similar purpose and effect of any other Act of Parliament or subordinate legislation made thereunder which may be required by any planning or public authority in consideration of the grant of planning permission for any part of

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                the Park if in all the circumstances it would be reasonable to do so and subject to the Landlord indemnifying the Tenant against any costs or other liability incurred in connection therewith

4.25    HEAD LEASE

        Not to do or permit to be done in relation to the Demised Premises any act or thing which would or might cause the Landlord to be in breach of the Head Lease or which if done or permitted to be done by the Landlord would or might constitute a breach of the covenants on the part of the lessee and the conditions contained in the Head Lease

5.      LANDLORD'S COVENANTS

        The Landlord HEREBY COVENANTS with the Tenant as follows:

5.1     QUIET ENJOYMENT

        The Tenant paying the rents and other monies hereby reserved and made payable and performing and observing the covenants conditions and agreements on the part of the Tenant herein contained may peaceably hold and enjoy the Demised Premises for the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord

5.2     INSURANCE

        Unless any insurance shall be invalidated by act or default of the Tenant the Landlord will insure or cause to be insured in the London insurance market or with such other insurers as the Landlord shall in its reasonable discretion determine the Demised Premises against the Insured Risks (to the extent that such insurance may ordinarily be arranged for properties such as the Demised Premises with an insurer of repute and subject to such limitations and exclusions as shall be imposed by the insurers) in a sum equal to the cost of completely rebuilding reinstating and replacing the same (taking into account estimated increases in building costs) together with the cost of demolition shoring hoarding and removal of debris and a proper provision for professional fees in respect of rebuilding and reinstating together with any Value Added Tax payable in respect of such rebuilding and reinstating and against the loss for a minimum of three and a maximum of five years of the rents hereby reserved (including proper allowances for increases in rent pursuant to the provisions for rent review herein contained) AND if so requested by the Tenant will produce to the Tenant from time to time the policy of insurance or a certified copy of the relevant provisions thereof and the current premium receipt or other satisfactory evidence of payment and the Landlord shall provide for the interest of the Tenant to be noted on the policy and use its reasonable endeavours to procure that the insurers confirm in writing that they waive any rights of subrogation that they have against the Tenant AND FURTHER in case of damage or destruction covered by such insurance the Landlord (unless it is unlawful so to do) expend all moneys received by it (other than in respect of rent) under any such insurance as aforesaid in or towards reinstating such damage or destruction so far as practicable but if reinstatement as aforesaid shall not be permitted (the Landlord having used all reasonable endeavours to obtain planning permission and all other relevant consents in order for the reinstatement to be permitted) or shall be frustrated the insurance monies shall belong to the Landlord and this Underlease shall forthwith determine

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5.3     SERVICES

        To provide or carry out or procure the provision or carrying out of the services referred to in the Estate Agreement subject to the Tenant duly paying its contribution of the costs associated with the provision of such services PROVIDED THAT until the completion of the development of the Park the obligations of the Landlord and the rights of the Tenant shall be qualified to such extent as is necessary to reflect the fact that such development is in the course of being carried out

5.4     HEAD LEASE

        5.4.1 To pay the rents reserved by the Head Lease and to perform so far as the Tenant is not liable for such performance under the terms of this Underlease the covenants and conditions on the part of the lessee contained in the Head Lease and to indemnify and to keep indemnified the Tenant against all actions claims proceedings costs expenses and demands in any way relating to the Head Lease

        5.4.2 On the request and at the expense of the Tenant to take all reasonable steps to enforce the covenants on the part of the Superior Landlord contained in the Head Lease

        5.4.3 To take all reasonable steps at the Tenant's expense to obtain the consent of the Superior Landlord wherever the Tenant makes application for any consent required under this Underlease where the consent of both the Landlord and the Superior Landlord is needed by virtue of this Underlease and the Head Lease

5.5     ESTATE AGREEMENT AND MANAGEMENT COMPANY

        5.5.1 Throughout the Term to use reasonable endeavours to procure that RKL uses its reasonable endeavours to procure the performance by the Management Company of its covenants under the Estate Agreement PROVIDED THAT the obligations on the Landlord contained in this clause 5.5.1 shall cease to have effect once the majority of the shares in the Management Company and the majority of the voting rights therein have been transferred to tenants or purchasers of land at Kings Hill

        5.5.2 Throughout the Term to use reasonable endeavours to procure that RKL observes and performs the covenants and conditions on its part contained in the Estate Agreement and in particular contributes the respective proportions of the Estate Expenditure which relates to those parts of the relevant Accounting Phase intended for letting which remain from time to time unlet or in respect of which no tenant's payment has been made

6.      MANAGEMENT COMPANY'S COVENANTS

        The Management Company covenants with the Tenant that:-

6.1 subject to the payment by the Tenant of the rents hereinbefore reserved henceforth it will comply with its covenants in the Estate Agreement relating to the provision of the Estate Services

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6.2     it will use all reasonable endeavours to procure the performance by RKL of the covenants and conditions on its behalf contained in the Estate Agreement and will require RKL to contribute the respective proportions of the Estate Expenditure which relate to those parts of the relevant Accounting Phase which remain from time to time unlet or in respect of which no tenants payment has been made

7.      PROVISOS

        PROVIDED ALWAYS and it is hereby agreed and declared as follows:

7.1     PROVISO FOR RE-ENTRY

        If the whole or any part of the rents hereby reserved shall be unpaid for 14 days after becoming payable whether formally demanded or not or if there shall be any material breach of any of the Tenant's covenants or if any Tenant being a corporation shall enter into liquidation whether compulsory or voluntary (except a voluntary liquidation for the purpose of and followed by amalgamation or reconstruction on terms approved by the Landlord) or if unlimited shall apply to become limited or being an individual shall commit an act of bankruptcy or become subject to the laws of insolvency or if any Tenant enters into a composition with his or its creditors or suffers distress or execution to be levied on his or its goods then it shall be lawful for the Landlord or any person or persons authorised by it in that behalf at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action or remedy of the Landlord in respect of any breach of covenant by the Tenant

7.2     EXCLUSION OF USE WARRANTY

        Nothing in this Underlease or in any consent granted by the Landlord under this Underlease shall imply or warrant that the Demised Premises may be used for any purpose whatsoever under the Planning Acts now or from time to time in force

7.3     SERVICE OF NOTICE

        Any notice shall be properly served if it complies with the provisions of Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 or Section 23 of the Landlord and Tenant Act 1927

7.4     DEVELOPMENT OF NEIGHBOURING PREMISES

        The Landlord shall be entitled to carry out or permit the development of any adjoining or neighbouring premises which may include building on or into any boundary of the Demised Premises or re-routing any services and Conduits in or serving the Building or the Demised Premises or permitting the owners and occupiers of adjoining or neighbouring premises to gain access thereto and egress therefrom via the Curtilage or any part thereof without payment of compensation to the Tenant for any damage or otherwise subject to the Landlord and others so authorised exercising such right in a reasonable manner causing as little damage or inconvenience as practicable and making good any physical damage caused to the Building or the Demised Premises to the reasonable satisfaction of the Tenant as soon as reasonably practicable

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7.5     ABATEMENT OF RENT

        If the Building or any part thereof or any means of access thereto shall be destroyed or damaged by any of the Insured Risks so as to render the Building unfit for occupation or use then (unless the insurance of the Demised Premises effected by the Landlord hereunder shall have been vitiated by the act neglect fault or omission of the Tenant) the rent hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained (the amount of such proportion if it cannot be agreed to be determined by a single arbitrator to be appointed on the application of either party by the President for the time being (or other next senior officer available) of the Royal Institution of Chartered Surveyors whose decision shall be final and binding) shall be suspended and cease to be payable until the Building or the damaged portion thereof shall have been reinstated or made fit for occupation

7.6     DAMAGE FROM SERVICES

        The Landlord shall not be liable to the Tenant or any other person claiming through the Tenant for any accident loss or damage which may be caused by reason of any breakdown stoppage leakage or defect of or in any Apparatus and if any service shall be rendered to or for the Tenant at the Tenant's request by any servant or agent of the Landlord the same shall be deemed to have been rendered by that person as servant of the Tenant

7.7     LANDLORD'S LIABILITY

        In any case where the facts are or should reasonably be known to the Tenant and could not reasonably have been known to the Landlord without the Tenant's notification the Landlord shall not be liable to the Tenant in respect of any failure of the Landlord to perform any of its obligations to the Tenant hereunder whether express or implied unless and until the Tenant has notified the Landlord of the facts giving rise to the failure and the Landlord has failed within a reasonable time to remedy the same

7.8     TENANT'S EFFECTS

        The Tenant hereby irrevocably appoints the Landlord to be its agent to store or dispose of any effects left by the Tenant on the Demised Premises for more than seven days after the termination of this Underlease by effluxion of time or otherwise on any terms that the Landlord thinks fit and without the Landlord being liable to the Tenant save to account for the net proceeds of sale less the cost of storage (if any) and any other expenses reasonably incurred by the Landlord

7.9     LANDLORD AND TENANT ACT EXCLUSION

        Having been authorised to do so by an Order of the Mayor's and City of London Court (No. MY090351) made on 22nd December 2000 under
        Section 38(4)(a) Landlord and Tenant Act 1954 the parties agree that the provisions of Sections 24 to 28 of that Act shall be excluded in relation to this Underlease

7.10    CONFIDENTIALITY

        The Landlord its servants agents employees and invitees shall use all reasonable endeavours to observe any reasonable requirements or procedures prescribed by the

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        Tenant from time to time to maintain the confidentiality of any information or processes carried on by the Tenant at the Demised
        Premises

7.11    OVERRIDING LEASE

        If, during the Term, the Landlord grants a tenancy of the reversion immediately expectant on the determination of this lease, whether pursuant to section 19 Landlord and Tenant (Covenants) Act 1995 or otherwise, any obligation of the Tenant to obtain the consent of the Landlord under this lease to any dealing shall be deemed to include a further obligation also to obtain the consent of the lessor under such tenancy to such a dealing

7.12    APPLICATION OF LANDLORD AND TENANT (COVENANTS) ACT 1995

        This lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995

7.13    EXCLUSION OF THIRD PARTY RIGHTS

        Each party confirms that no term of this lease is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this lease

7.14    STAMP DUTY CERTIFICATE

        There is no agreement for lease to which this Underlease gives effect.

8.      TENANT RIGHT TO BREAK AT YEAR FIVE

        If the Tenant shall desire to determine the Term with effect from 24th June 2006 (the "BREAK DATE") and shall give to the Landlord not less than twelve months' prior written notice of such its desire and shall at the Break Date have paid the rents and substantially observed and performed the covenants on its part hereinbefore reserved and contained (provided that minor breaches or breaches which been remedied shall be ignored) then at the Break Date and subject to the Tenant paying to the Landlord on or before the Break Date a sum equivalent to twelve months' of the rent first reserved by this Underlease payable in the year immediately preceding the Break Date (together with any Value Added Tax which may properly be chargeable on such sum) and giving full vacant possession of the Demised Premises then everything herein shall cease and be void as of the Break Date but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of covenant

9.      JURISDICTION

9.1 This Underlease shall be governed by and construed in all respects in accordance with the law of England

9.2 The Landlord hereby submits to the non-exclusive jurisdiction of the High Court of Justice of England in relation to any claim dispute or difference which may arise hereunder and in relation to the enforcement of any judgment rendered pursuant to any such claim dispute or difference

IN WITNESS whereof these presents have been duly executed as a deed by the parties hereto the day and year first before written

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                                  THE SCHEDULE

                                     PART 1

                               (DEMISED PREMISES)

ALL THAT land together with all buildings and structures constructed which is presently known as 50 Gibson Drive and adjoining land Kings Hill Business Park West Malling Kent shown for the purpose of identification edged blue on the Site Plan including all landlord's fixtures and fittings thereon or therein and all Apparatus and all and any alterations additions or improvements therein thereon or thereunder from time to time forming part thereof but excluding tenant's fixtures and fittings the Landlord's title to which is registered at H.M. Land Registry under title number K700774

                                     PART 2

                                (RIGHTS GRANTED)

1. The right of way with or without vehicles and on foot from the public highway at the boundary of the Park over such roadways (and in the case of pedestrian usage such footways) as are from time to time laid out and made available for the purposes of access to the Demised Premises (the Landlord confirming that they shall subject to force majeure remain open by one means or another to provide sufficient access from the public highway to and from the Demised Premises) the Tenant confirming that the Landlord shall in the course of the development of the Park or at anytime thereafter have the right to revise suspend and realign vehicular and pedestrian means of access connecting the public highway to the Demised Premises provided that the access provided shall not be substantially less convenient than the original access

2. The right for all purposes in connection with the lawful use and enjoyment of the Demised Premises to use the Park including (but without prejudice to the generality of the foregoing) the right to use the Conduits within the Park the Tenant confirming that the Landlord shall in the course of the development of the Park have the right to revise suspend re-route and remove any of the Conduits (provided that the altered conduits shall not be materially less convenient than the original conduits) and the right temporarily to place ladders scaffolding and the like adjacent to the external walls and fences of the Demised Premises (if any) for the purpose of fulfilling the Tenant's obligations herein as to repair maintenance and decoration (as appropriate) the Tenant making good any damage to the Park including all landscaping thereon or therein in the exercise of this right

PROVIDED ALWAYS THAT the rights hereby granted are exercisable in common with the Landlord and those authorised by the Landlord and others entitled thereto

                                     PART 3

                          (EXCEPTIONS AND RESERVATIONS)

The following are excepted and reserved in favour of the Landlord and those authorised by the Landlord:

1. The right to the passage of water soil gas electricity telecommunications and other services via the appropriate Conduits which may now or at any time hereafter during the Term be laid in on over or under the Building and/or the Demised Premises

2. The right to deal with or develop any adjoining land or premises in such manner as the Landlord may think fit and notwithstanding that the access of light and air or either of them to the Demised Premises may be affected without making any compensation to the Tenant

3. The right to lay relay remove disconnect or connect to any new or existing Conduit within the Demised Premises the person exercising such right causing as little inconvenience as possible to the Tenant and making good any physical damage to the Demised Premises caused by such exercise as soon as reasonably possible and to the Tenant's reasonable satisfaction

4. The right of entry upon the Building and the Demised Premises in exercise of the powers of the Landlord under this Underlease (where such powers cannot be exercised without such access) upon reasonable notice and causing as little damage or inconvenience as possible and making good any physical damage to the Demised Premises thereby occasioned as soon as reasonably possible and to the Tenant's reasonable satisfaction

5. The right to place ladders scaffolding and the like on the Demised Premises and adjacent to the external walls and fence of the Demised Premises (if any) for any purposes connected with this Underlease or the Head Lease the Landlord making good any damage to the Demised Premises in the exercise of this right

                                     PART 4

                 (MATTERS SUBJECT TO WHICH THE LEASE IS GRANTED)

1. Matters affecting the Demised Premises contained or referred to in registered title number K700774

2. All subsisting rights easements and privileges belonging to or used or enjoyed by any adjoining or neighbouring premises whether or not belonging to the Landlord in over under or in respect of the Demised Premises or the Park or any part thereof

3.      The Section 52 Agreement relating to the Park dated 12th June 1990

4.      The Head Lease

5.      The Estate Agreement

6. The Planning Permission dated 27th September 1990 granted by Tonbridge and Malling Borough Council relating to works carried out to the Building

                                     PART 5

                (PROVISIONS FOR REVIEW OF FIRSTLY RESERVED RENT)

1.      In this part of this Schedule save where the context otherwise requires:

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[GRAPHIC]

[GRAPHIC]

1.1 "Review Rent" means whichever is on the Relevant Review Date the higher of the open market rental value for which the Demised Premises might be expected to be let either as a whole by one lease or (if the rental value would be higher) in the Permitted Parts by two leases granted on the terms set out in clause 4.10.7 in each case with vacant possession on the Rent Review Date in the open market by a willing lessor to a willing lessee without fine or premium for a term equal to the residue of the Term computed from the Rent Review Date and otherwise upon the terms and conditions (save as to the amount of rent payable (but including the provisions for the review of the rent first hereby reserved) and to the extent the terms and conditions are not inconsistent with the matters hereinafter assumed) contained in this Underlease and on the assumptions (if not the fact) that:

        1.1.1 the covenants and obligations in this Underlease on the part of the Landlord and the Tenant have been fully complied with

        1.1.2 the user permitted by this Underlease and the Demised Premises comply with the Planning Acts free from any onerous condition restriction and limitation or any of them

        1.1.3 the Demised Premises are fit for immediate occupation and use and are fitted out and equipped as described in the Landlord's Specification and that any rent free period or any period of rent abatement for fitting out purposes has expired

        1.1.4 no work has been carried out thereon which has diminished the rental value of the Demised Premises

        1.1.5 in case the Demised Premises or any part thereof have been destroyed or damaged they have been fully restored and disregarding any effect on rent of

        (i) the fact that the Tenant its subtenants or any predecessors in title to their respective businesses have been in occupation of the Demised Premises

        (ii) any goodwill attached to the Demised Premises or any part thereof by reason of the carrying on thereat of the business of the Tenant its subtenants or any predecessors in title to their respective businesses

        (iii) any works carried out to the Demised Premises by the Tenant or a permitted undertenant at its or their own expense (including those carried out prior to the date of this Underlease) in pursuance of a licence granted by the Landlord and otherwise than in pursuance of an obligation to the Landlord

        (iv)    damage by any of the Insured Risks

1.2 "Current Rent" means the amount of the yearly rent first reserved hereunder payable immediately before the Rent Review Date

1.3 "Interim Rent" means a yearly sum and proportionately for any part of a year equivalent to the aggregate of the following amounts;

        1.3.1 an amount equivalent to seventy-five per centum of the sum (if any) by which the Landlord's initial opinion (as notified in writing at any time by the

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                Landlord to the Tenant for the purposes of this clause) of the
                Review Rent at the Rent Review Date exceeds the Current Rent;
                and

        1.3.2   an amount equivalent to the Current Rent

1.4 "Review Surveyor" means an independent chartered surveyor having not less than ten years practice in the locality of the Demised Premises next before the date of his appointment and recent substantial experience in the letting and valuation of premises of a similar character and quality to those of the Demised Premises and who is a partner or director in a leading firm or company of surveyors having specialist market and valuation knowledge of such premises

1.5 "President" means the President for the time being of the Royal Institution of Chartered Surveyors the appointed deputy of the President or any person authorised by the President to make appointments on his behalf

2. The yearly rent reserved and payable hereunder for each year of the Term from the Rent Commencement Date until the Rent Review Date shall be the Initial Rent

3. The yearly rent reserved and payable hereunder from the Rent Review Date until the expiry of the Term shall be the greater of:

        (a)     the Current Rent; and

        (b)     the Review Rent

4. If the Landlord and the Tenant shall have failed to agree the Review Rent by the date being three months before the Rent Review Date the Review Rent shall be assessed in manner following:

4.1 the Review Surveyor shall (in the case of agreement between the Landlord and the Tenant as to his appointment) be forthwith appointed by the Landlord and the Tenant to assess the Review Rent or (in the case of any failure so to agree at any time) be nominated to assess the Review Rent by or on behalf of the President on the application of either the Landlord or the Tenant

4.2 the Review Surveyor shall at the election of the Landlord act either as an arbitrator or an expert provided that if the Landlord shall refuse to make the election as to whether the Review Surveyor should act as an arbitrator or an expert having received a written request from the Tenant so to do and if the Tenant shall thereafter apply to the President for the appointment of the Review Surveyor the Review Surveyor shall act as an arbitrator

4.3 in the case of an arbitration by the Review Surveyor the arbitration shall be conducted in accordance with the Arbitration Act 1996 except that if the Review Surveyor shall die or decline to act the President may on the application of either party discharge the Review Surveyor and appoint another in his place

4.4 in the case of a determination by the Review Surveyor acting as an expert:

        4.4.1 the fees and expenses of the Review Surveyor including the cost of his appointment shall be borne equally by the parties who shall otherwise each bear their own costs

        4.4.2 the Review Surveyor will afford each of the parties an opportunity to make written representations to him but will not be in any way limited or fettered by such representations and will be entitled to rely on his own judgment and opinion

        4.4.3 if the Review Surveyor dies or refuses to act or becomes incapable of acting or if he fails to publish his determination within three months of the date upon which he accepted the appointment either party may apply to the President to discharge the Review Surveyor and appoint another in his place

5. If the Review Rent shall not have been agreed or assessed on or before the Rent Review Date the Tenant shall:

5.1 continue to pay the Current Rent until such time (if any) as the Tenant becomes liable by virtue of sub-paragraph 5.2 of this paragraph to pay the Interim Rent

5.2 (if the Landlord shall at any time have notified the Tenant of the Landlord's estimate of the Review Rent at the Rent Review Date) pay the Interim Rent by equal quarterly instalments at the times and in the manner required by clause 3.2.1 the first payment or a proportionate part thereof (being apportioned in the manner required by clause 3.2.1 from the later of the Rent Review Date and the date of notification of the estimate and taking into account any sums paid by the Tenant in respect of the Current Rent aforesaid for the apportioned period) to be made on whichever is the later of the Rent Review Date and the seventh day next after the date of notification of the estimate

5.3 pay the Landlord within seven days after the agreement or assessment of the Review Rent:

        5.3.1 a sum equal to the amount (if any) by which the aggregate of the equal quarterly instalments of the Review Rent which would have been payable in respect of the period commencing as from the Rent Review Date and ending immediately before the quarter day next following the date of agreement or assessment had the Review Rent been agreed or assessed at the commencement of that period exceeds the payments made by the Tenant under paragraphs
                5.1 and 5.2 in respect of the same period; and

        5.3.2 a sum equal to the interest hereinafter mentioned derived by dividing the sum payable under section 5.3.1 of this sub-paragraph by the number of usual quarter days occurring in the period therein mentioned and by assuming that such divided amounts were severally payable on the successive quarter days aforesaid and by aggregating the interest on each such amount from the quarter day on which it was notionally payable until the date on which the sum payable under section 5.3.1 of this sub-paragraph is paid at the yearly rate equivalent to two percentile points below the Stipulated Rate calculated on a monthly basis

6. If the Review Rent is agreed or assessed at an amount less than the Interim Rent the Landlord shall pay the Tenant within seven days after the Review Rent has been ascertained a sum equal to the amount (if any) by which the payments made by the Tenant under paragraphs 5.1 and 5.2 in respect of the period commencing as from the Rent Review Date and ending immediately before the quarter day next following the date of agreement or assessment exceeds the aggregate of the equal quarterly instalments of the Review Rent which would have been payable in respect of the same period had the Review Rent been agreed or assessed at the commencement thereof PROVIDED ALWAYS THAT if any sums due to the Tenant under this paragraph shall not have been paid by the Landlord to the Tenant by the quarter day next following the said date of agreement or assessment the Tenant shall be allowed to deduct the amount so owing from the quarterly payment then due PROVIDED FURTHER THAT if the said quarterly payment is less than the amount the Tenant is entitled to deduct the Tenant shall be entitled to deduct the amount of the deficit from the next quarterly payment

7.

7.1 If at the Rent Review Date there shall be in force a statute which shall prevent restrict or modify the Landlord's right to review the rent in accordance with this Underlease and/or to recover any increase in rent the Landlord shall when such restriction or modification is removed relaxed or modified be entitled (but without prejudice to its rights (if any) to recover any rent the payment of which has only been deferred by law) on giving not less than one month's nor more than three months' notice in writing to the Tenant at any time within six months (time being of the essence of the contract) of the restriction or modification being removed relaxed or modified to invoke the provisions of paragraph 7.2

7.2 Upon the service of a notice pursuant to paragraph 7.1 the Landlord shall be entitled:

        7.2.1 to proceed with any review of the rent which may have been prevented or further to review the rent in respect of any review where the Landlord's right was restricted or modified and the date of expiry of such notice shall be deemed for the purposes of this Underlease to be a Rent Review Date

        7.2.2 to recover any increase in rent with effect from the earliest date permitted by law

8. Whenever the Review Rent shall have been ascertained in accordance with the foregoing provisions memoranda to that effect shall be signed by or on behalf of the parties and annexed to this Underlease and its counterpart and the parties shall bear their own costs in this respect and the memoranda shall be in the following form:

                                  "MEMORANDUM"

(supplemental to a Lease made the      day of       between (1)     and (2)
relating to      Pursuant to and in accordance  with the provisions of Part 5 of
the Schedule of the within-written lease the Landlord [now       ] and the
Tenant [now      ] have agreed that from and including      the reviewed yearly
rent payable under the within-written lease is (       pounds)"

                                     PART 6

(DESCRIPTION AND LOCATION OF CRACK WHICH THE TENANT IS NOT OBLIGED TO MAKE GOOD)

A crack to the brickwork of the north and south elevation showing internally at ground and first floor levels adjacent to the fifth crossbeam from the west elevation. This crack extends across the width of the building at first floor ceiling level and the external brickwork to the south elevation has been repaired between the third and fourth windows from the west end projection

THE COMMON SEAL of                      )
GENZYME LIMITED was hereunto            )
affixed in the presence of:             )


                                 Director            /s/ illegible
                                                     -------------------------

                                 Director/Secretary  /s/ illegible
                                                     -------------------------
across the width of the building at first floor ceiling level and the external brickwork to the south elevation has been repaired between the third and fourth windows from the west end projection

SIGNED as a DEED by LIBERTY             )
PROPERTY LIMITED PARTNERSHIP            )
acting by                               )


                                 Senior Vice President /s/ illegible
                                                       ------------------------


                                 Director/Secretary


THE COMMON SEAL of                      )
KINGS HILL ESTATE MANAGEMENT            )
COMPANY LIMITED was hereunto            )
affixed in the presence of:             )

                                 Director                             [SEAL]


                                 [ILLEGIBLE]
                                 Secretary           /s/ illegible
                                                     -------------------------

COMPREHENSIVE REFURBISHMENT
BLOCK 13, KINGS HILL BUSINESS PARK                                     GB-0SL/1
WEST MALLING, KENT

OUTLINE SPECIFICATION

The property to be refurbished is the former staff mess and entertainment centre which occupies a prime focal position on the Airfield.

1.0     GENERALLY

A The building, which was built sometime after the second world war to high original specification, will be fully refurbished to present day standards. It will be set in substantial landscaping and be capable of providing parking to the high Rouse standards.

B The building is surrounded by a large area of landscaped space with new pathways linking car park, building and roadways. Whilst established mature trees and shrubs will be retained, they will be augmented by new planting to add colour and attention. In due course the existing roadways serving this part of Kings Hill will be re-surfaced but the associated footpaths will be relaid as part of this refurbishment programme. Rouse have a policy of maintaining the landscaping throughout the business park. This will include the planting and ground areas within the leased area - this ensuring a permanent quality setting.

C The basic shell requirement sets out the developers work to achieve the level of specification that would normally be expected in a speculative development.

2.0     BUILDING SHELL REFURBISHMENT

2.1     DEMOLITION AND STRIPPING OUT

A       The redundant rear section of the building is to be demolished.

B       The existing plant room structure at roof level is to be removed.

C All floor, wall and ceiling finishes, existing plant and services will be completely stripped out.

2.2     SUBSTRUCTURE

A The existing substructure is considered sound. Minor brickwork cracks will be stitched and plastered over internally. The ground floor slab is to be cleaned and repaired as necessary.

2.3     EXTERNAL WALLS

A The rear elevation is to be made good and matched in with existing. External walls will be thoroughly cleaned with local repainting as required. The external concrete sills and projection will be repaired.

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COMPREHENSIVE REFURBISHMENT
BLOCK 13, KINGS HILL BUSINESS PARK                                     GB-0SL/2
WEST MALLING, KENT

2.4     EXTERNAL WINDOWS AND DOORS

A All external windows will be replaced with double glazed units manufactured from synthapulvin coated aluminium frames and double glazing. Additional windows set in new openings will be manufactured to the same specification. All windows will be opening to allow natural ventilation.

B The main Personnel entrance doors will also be manufactured from synthapulvin coated aluminium but will be single glazed with toughened glass. A new external entrance canopy feature will draw attention to the main entrance.

2.4     ROOFING

A The existing flat roof will be covered over with a 30 degree pitched roof constructed in timber.

B Fire protection within the roof space will be achieved with wired, fire barrier mats at 20 m centres if required under the Building Regulations.

C The roof covering will be rolled concrete pan tiles. Hips and ridges will be finished in matching material.

D Provision is also made to house plant/equipment dedicated to the building's services at roof level.

E       New gutter linings will be installed, discharged into new downpipes.

F A new soffit and fascia will be introduced to enhance the eaves overhang and emphasize the new proportions.

2.6     UPPER FLOOR

A The existing upper floor slab will be cleaned and repaired as necessary to receive carpet coverings.

2.7     STAIRS

A Staircases will be cleaned and repaired as necessary with new non-slip surface coating being applied. Balustrades and hand rails will be refurbished.

2.8     FINISHES

A External concrete/plaster ceilings will be thoroughly cleaned and sealed prior to the installation of an 'exposed grid' tegular tile suspended ceiling system to both floors.

B Faces of internal walls, existing and new, will be plastered and prepared for emulsion paint finish. Toilet walls will be finished to full height with ceramic wall tiles or an equal surface treatment.

C Reception walls to be finished with emulsion. The reception floor and ceiling will be finished with an enhanced carpet and ceiling to that within the office areas.

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COMPREHENSIVE REFURBISHMENT
BLOCK 13, KINGS HILL BUSINESS PARK                                     GB-0SL/3
WEST MALLING, KENT

2.9     FITTINGS

A One disabled WC and hand basin will be provided to the ground floor. The main toilet facilities are located on the first floor. Two female WC's, two male WC's and two urinals. Male and female toilets will have twin bowl double vanity units with full width plate glass mirrors above.

2.10    INTERNAL WALLS

A Partition walls are to be constructed from [ILLEGIBLE] type dry partitions incorporating metal stud with plasterboard skin and infilled with insulation.

2.11    INTERNAL DOORS

A Internal doors to be Ash veneered with glazed openings as required and uprated to fire check where specified.

B Door frames will be softwood to receive either stain or paint finish, matching adjacent glass panel frames.

C Priority brand steel cored PVC door furniture and ironmongary will be used throughout.

3.0     MECHANICAL SERVICES

A The mechanical services installation will originate from a single boiler house with low temperature hot water mains extended to the office Areas within the suspended ceiling void.

B Natural gas boilers will be designed and each sized to manage approximately sixty percent of full load.

C Control of the boilers will be fully automatic and incorporate standard frost control and safety devices.

D The existing cold water storage tank will be removed and distribution pipework extended throughout the suspended ceiling void for connection into the Toilet Areas.

E Hot water services will extend from a central source within the main boiler house with pipework distribution incorporating fully recirculating mains extending through the suspended ceiling void.

F A new plant room will be constructed at ground or roof level to accommodate the boiler, and hot water storage.

G Heating distribution within the building will involve the use of high heat output radiators connected to compensated circuits which will adjust the flow temperature in relation to outside conditions.

H Mechanical ventilation will be provided to the male and female toilet installation.

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COMPREHENSIVE REFURBISHMENT
BLOCK 13, KINGS HILL BUSINESS PARK                                     GB-0SL/4
WEST MALLING, KENT

4.0     ELECTRICAL SERVICES

A Basic services provided within the shell include mains distribution, fire alarm system, power and lighting to toilet areas, and external lighting.

B The fire alarm system will comprise a four zone control panel, positioned within the Reception area, with break glass contacts and fire alarm sounders positioned appropriately throughout the building.

C Lighting within the toilet areas and plant room will consist of recessed downlights using low energy compact flourescent lamps.

D External lighting will comprise luminaires positioned on columns to serve the car parking and will be operated by means of a photocall and timeswitch control.

5.0     EXTERNAL WORKS

A Provision has been made for British Telecom and/or Mercury Communications, water, gas and electricity boards connections to the building.

B Foul and surface water drainage to connect into the existing site drainage facilities. Petrol interception will be introduced into the vehicle parking drainage if required under the Local Authority.

C Space for a total of seventy five cars will be allocated to the rear of the building. Paving for fifty cars will be laid for immediate tenant use. Surface finish to roadways and car parks will be block paviors. Delineation of parking space will be with contrasting block paviors.

D       Pedestrian/paved areas to be completed with block paviors.

E Soft landscaping, tree and shrub planting will be introduced to complement the existing established external planting which will be selectively retained.

6.0     QUALIFICATIONS

A The thermal insulation values will not be to the present standards. The thermal insulation values will be 1.19 W/M(TO THE POWER OF 2) DEG. C.

B No provision is made for any specific tenants work which should be designed to fit in with the Developer's Works described above.